UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2009

MobiClear, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

U-1407, 14/F, Pacific Star Building
Makati Avenue, Makati City
Metro Manila, Philippines		1200
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		632-856-1630

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 27, 2009, Simoun Ung resigned from the board of directors of Mobiclear Inc. Mr. Ung’s resignation was not the result of any disagreement between Mr. Ung and Mobiclear on any matter relating to Mobiclear’s operations, policies, or practices.

On October 30, 2009, Mobiclear’s board of directors appointed Derek E. Hjelm, age 53, to fill the vacancy on Mobiclear’s board of directors created by Mr. Ung’s resignation.

Mr. Hjelm currently works as a business advisor with the UOB-SME (United Overseas Bank--Small and Medium Enterprises) Entrepreneurship Alliance Center, where he began earlier this year. From 1997 through 2008, Mr. Hjelm served as the Asia/Pacific Regional Manager for Dresser Wayne (a division of Dresser Inc.), where he was responsible for business development and channel management for the region. Mr. Hjelm graduated from the South African Institute of Marketing Management and holds a graduate diploma from the Marketing Institute of Singapore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR, INC. Registrant

Date: November 2, 2009	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

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